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                                                                    EXHIBIT 10.2


                   AGREEMENT TO PRESERVE CORPORATE OPPORTUNITY

      This Agreement is dated as of November 15, 2002, and is between Clarence
L. Granger (the "SECURITYHOLDER") and Ultra Clean Holdings, Inc., a Delaware corporation (the "PARENT").

      A. The Securityholder is a securityholder of Ultra Clean Technology Systems and Service, Inc., a California corporation (the "COMPANY"), and is an officer of the Company.

      B. Parent has entered into an Agreement and Plan of Merger dated as of October 30, 2002 (the "MERGER AGREEMENT"), pursuant to which Parent proposes to acquire all of the issued and outstanding shares of capital stock of the Company. This Agreement shall become effective upon the closing of the merger (the "CLOSING") contemplated by the Merger Agreement, and shall have no force or effect unless and until such merger is consummated.

      C. In connection with the Merger, the Securityholder will receive approximately $1.3 million in consideration for his options in the Company and will become a securityholder of the Parent.

      D. In light of the Securityholder's sale of his interest in the Company to the Parent and his purchase of an ownership interest in the Parent, Securityholder's position with the Company and Securityholder's contributions in the past to the growth and development of the Company, and for the purpose of preserving for Parent's benefit the goodwill, proprietary rights and going concern value of the Company, and to protect Parent's and the Company's business opportunities, Parent considers this Agreement integral to the transactions contemplated by the Merger Agreement. Parent and the Securityholder agree that the Securityholder has a substantial interest in the Company and the restrictive covenants contained in this Agreement are reasonable and necessary to ensure that the value of the business being purchased by Parent is not diminished.

      NOW, THEREFORE, for the purposes of inducing Parent to consummate the transactions contemplated in the Merger Agreement and to preserve the goodwill, proprietary rights and going concern value of the Company, and to protect Parent's and the Company's business opportunities, the parties agree as follows:

      1. In order to protect the confidentiality of the Company's proprietary information and in recognition of the highly competitive nature of the industries in which the Company and its affiliates conduct their businesses, and to protect Parent's and the Company's business opportunities, the Securityholder agrees the Securityholder will not, during and for the period commencing with the Closing and ending on the date that is two years after the date of the Closing, on his own account or as an employee, consultant, independent contractor, partner, owner,
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officer, director or stockholder, engage in, be connected with, have any interest in, or aid or assist anyone else to engage in, be connected with, or have any interest in, any firm or person which directly competes with a line or lines of business which the Company (or any of their Subsidiaries) was engaged in or sought to be engaged in during such period; provided that Executive may purchase securities in any corporation whose securities are listed or traded on a national securities exchange or in an over-the-counter securities market if such purchases do not result in Executive beneficially owning, directly or indirectly, at any time 1% or more of the equity securities of any such corporation.

      It is expressly understood and agreed that although the Securityholder and Parent consider the restrictions contained in this Section 1 to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and its affiliates, and to protect Parent's and the Company's business opportunities, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 1 is an unenforceable restriction on the activities of the Securityholder, the provisions of this Section 1 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 1 or any remedy provided in
Section 2 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 1 shall in no respect limit or otherwise affect the obligations of the Securityholder under other agreements with Parent or the Company.

      2. The Securityholder acknowledges and agrees that Parent's remedy at law for a breach or threatened breach of any of the provisions of Section 1 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Securityholder of any of the provisions of Section 1 of this Agreement, the Securityholder agrees that, in addition to its remedy at law, then at Parent's option, all amounts then or thereafter due the Securityholder from Parent, the Company and any of its respective subsidiaries and other affiliates may be withheld to the extent permitted by law, and Parent, without posting any bond, shall also be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting Parent from pursuing, in addition, any other remedies available to it for such breach or threatened breach. The waiver by Parent of a breach of any provision of this Agreement by the Securityholder shall not operate or be construed as a waiver of a breach of any


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other provision of this Agreement or of any subsequent breach by the
Securityholder.

      3. All notices under this Agreement shall be in writing and shall be effective at the earlier of the date: (a) when delivered in person at the address of the other party as set forth below, or (b) received by the U.S. Mail, after being sent, postage prepaid, by registered or certified mail, return receipt requested, and addressed to the other party as set forth below.

      All notices to the Parent shall be addressed to:

            Dipanjan Deb
            Francisco Partners
            2882 Sand Hill Road, Suite 280
            Menlo Park, CA 94025
            Fax: 650-233-2999

      All notices to the Securityholder shall be sent to Securityholder's last known address as reflected on the books and records of the Company:

      Such addresses may be changed by notice given in accordance with this Section.

      4. The Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles. The parties agree that any action or proceeding with respect to this Agreement shall be brought in state or federal court residing in the State of Delaware, and the parties agree to the jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum.

      5. Upon effectiveness, this Agreement shall supersede and replace any other prior agreement or understanding between the Securityholder and Parent, or its affiliates, predecessors, successors or assigns with respect to the subject matter hereof. This Agreement may not be modified, altered or changed except upon the express written consent of both parties. This Agreement shall inure to the benefit of and be binding upon Parent and the Company, their successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of Parent's or the Company's assets or stock or with or into which Parent or the Company may be consolidated or merged, and upon the Securityholder and the Securityholder's heirs, executors, administrators and legal representatives. The Securityholder acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to sign this Agreement, except for those set forth in


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this Agreement. The parties understand and agree that Paragraph headings in this
Agreement are used for convenience or reference only and shall not affect the meaning of any provision of this Agreement.



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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ULTRA CLEAN HOLDINGS, INC.


                                            By:
                                               -------------------------
                                              Name:
                                              Title:


                                            SECURITYHOLDER:


                                            ----------------------
                                            Clarence L. Granger



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